UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549




                                    FORM 8-K





                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: April 16, 1999

                        Commission File Number 2-96573





                     FIRST NATIONAL LINCOLN CORPORATION
           (Exact name of Registrant as specified in its charter)



                    MAINE                                   01-0404322
       (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                  Identification No.)



        MAIN STREET, DAMARISCOTTA, MAINE                     04543
    (Address of principal executive offices)              (Zip  code)




       Registrant's telephone number, including area code (207) 563-3195




Item 5. Other Events


The Company issued the following press release on April 16, 1999:

     Daniel R. Daigneault, President and CEO of First National Lincoln Corporation, parent company of The First National Bank of Damariscotta, announced that on April 15, 1999, the Board of Directors voted to file an application with the NASDAQ Stock Market, Inc., to list the shares of the Company's common stock on the NASDAQ National Market.

     The Company will also file a revised registration statement with the Securities and Exchange Commission after NASDAQ has acted on the Company's application for listing. Action on the listing application is anticipated within 60 days.

     First National Lincoln Corporation which is headquartered in Damariscotta, Maine, is the holding company for its wholly owned subsidiary, The First National Bank of Damariscotta. An independent community bank with six offices in Lincoln and Knox Counties, The First National Bank provides consumer, commercial, and trust/investment advisory services. The Company's total assets as of March 31, 1999, were $305 million.



Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                     ------------------------------------------------
                              FIRST NATIONAL LINCOLN COPORATION

                              By   /s/F. Stephen Ward
                                      F. Stephen Ward, Treasurer
                                      April 16, 1999